Exhibit 10.1

AMENDMENT AGREEMENT TO OPTION AGREEMENT

THIS AMENDING AGREEMENT made as of the 27th day of September, 2004.

BETWEEN:

ROCKCUTTER CAPITAL INC., a British Columbia company, C/O 1500 Royal Centre, 1055 West Georgia Street, P.O. Box 11117, Vancouver, BC V6E 4N7 (hereinafter called "Rockcutter")

AND:

            OF THE FIRST PART

RAPA MINING INC., a State of Nevada company, Suite 900, 555 Burrard Street, Vancouver, BC, V7X 1M8  (hereinafter called "Rapa")

OF THE SECOND PART

WHEREAS:

Pursuant to the terms of the Option Agreement between Rockcutter and Rapa dated January 5, 2004, Rapa was granted the exclusive right and option to acquire an undivided 100% of the right, title and interest in and to the Claims.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants and agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:

1. Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Option Agreement.

2. The Option Agreement is amended by replacing section 3.1 (c) as follows:

“(c) Rapa incurring exploration expenditures on the Claims of a minimum of $15,000 on or before October 31, 2005; and”

3. Save as hereby the amended the terms and conditions of the Option Agreement remain unchanged.

4. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall be taken together to constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

ROCKCUTTER CAPITAL INC.

/S/

_______________________________

Authorized Signatory

RAPA MINING INC.

/S/

_______________________

Authorized Signatory